United States Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934.

Date of Report: December 23, 2002

ASTROCOM CORPORATION
(Exact name of small business issuer as specified in its charter)

    Minnesota                                                                                  #0-8482
(State or other jurisdiction of                                                 (Commission File Number)
incorporation or organization)

3500 Holly Lane North, Suite 60
Plymouth, MN 55447-1284                                                        41-0946755
(Address of principal executive offices)                     (I.R.S. Employer Identification Number)
(Zip Code)

(612) 378-7800
(Issuer's telephone number)

ITEM 5.  Other Events

On December 23, 2002, Astrocom Corporation announced that it has received subscriptions for $500,000 in secured convertible notes and expects to close on such subscriptions within the next 7 to10 days. The notes were offered primarily to accredited investors holding subordinated convertible promissory notes issued by Astrocom in April and July 2002.

The notes bear an interest rate of 12% per annum and are convertible into shares of the company's common stock at $.05 per share. At closing, the company will grant to such investors a security interest in all of the company's assets, except accounts receivable.

The press release is filed as Exhibit 99.1 and incorporated herein by reference.

ITEM 7.       Exhibits

Exhibit 99.1   Press Release issued December 23, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 23, 2002

ASTROCOM CORPORATION

                                                                     By: s/ Ronald B. Thomas
                                                                        Ronald B. Thomas
                                                                        President, Chief Executive Officer
& Chief Financial Officer

                                                                     By: s/ John M. Bucher
                                                                        John M. Bucher
                                                                        Director of Operations and Corporate Controller

EXHIBIT 99.1 TO FORM 8-K

Minneapolis, MN, December 23, 2002

Astrocom Announces Subscriptions for Secured Notes

Minneapolis, MN, December 23, 2002 - Astrocom Corporation (OTC: Bulletin Board: ATCC).  Astrocom Corporation today announced that it has received subscriptions for $500,000 in secured convertible notes and expects to close on such subscriptions within the next 7 to10 days. The notes were primarily offered only to accredited investors holding subordinated convertible promissory notes issued by Astrocom in April and July 2002.

The notes bear an interest rate of 12% per annum and are convertible into shares of the company's common stock at $.05 per share. At closing, the company will grant to such investors a security interest in all of the company's assets, except accounts receivable.

The offer and sale of the notes has not been registered under the Securities Act of 1933, as amended, or the securities laws of any state, and may not be resold or otherwise transferred unless the resale or transfer is subsequently registered under the Act and applicable state securities laws or unless exemptions from such registration are available.

Astrocom Corporation
Astrocom Corporation (ATCC) develops, manufactures, markets and services electronic devices, used in wide area data, voice and video communications including Wide Area Network (WAN) line aggregation and automatic fail-over solutions. Since 1968, Astrocom products have been utilized by private enterprises, health care providers, government and educational entities, banks and Internet service providers that require highly reliable redundant digital communication links to the Internet and between facilities.

For more information, please contact:

Ron Thomas
President/CEO
Astrocom Corporation
rthomas@astrocorp.com
763-694-6470